                                   AUTHORISZOR



March 31, 2000

Mr. Frederick G. Sawin
20 Wildewood Drive
Lynnfield, MA 01940


RE: V.P. SALES - CONSULTING CONTRACT

Dear Fred:

In accordance with our discussions, Authoriszor Inc. is pleased to offer you the following consulting contract to be VICE PRESIDENT - SALES FOR NORTH AMERICA. The terms of your contract are as follows:

START DATE:                April 4, 2000

CONTRACT DURATION:         26 weeks (excludes one week in May for your
                           vacation)

CONTRACT EXPIRATION:       September 29, 2000

WORK DAYS:                 4 days per week (excluding civic & statutory
                           holidays, and to attend DeskNet Inc.'s quarterly
                           Board meetings

RATE:                      $1,500 per day

INVOICING:                 First day of each month

PAYMENT:                   Net 10 days

EXPENSES:                  Authoriszor will reimburse you for all business
                           related expenses, consistent with the company's business practices. Monthly expense claims are to be submitted on the last business day of each month.

BENEFITS:                  As an independent consultant, the company does not
                           provide you with any employee-related benefits and you are responsible for making the appropriate tax filing for these contract earnings.

INCENTIVE BONUS:           Authoriszor agrees to provide you with an Incentive
                           Revenue Bonus, payable at the end of your contract, equivalent to 3% of all North American sales that are revenued during your contract term, or that are booked during your contract and are revenued within 30 days after your contract has ended.


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Fred Sawin
March 31, 2000
Page 2


DUTIES: During this contract your duties, authority, and responsibility will be consistent with the role and obligations of a V.P. Sales (N.A.), which typically includes the following:

                           - assist to define Authoriszor's product's positioning, pricing, sales compensation plans, marketing strategy, sales model, and financial targets to achieve the company's objectives;

                           - emphasis should be given to pursuing major sales to strategic, high-profile Fortune 1000 companies, so as to provide Authoriszor with significant credibility and profile in the U.S. marketplace;

                           - additionally, emphasis should be given to establishing strategic partnerships for the resale of Authoriszor's products;

                           -  implement appropriate sales prospecting
                              techniques, sales model, sales forecasting procedures and tools, sales territory or accounts' allocations, and sales campaign management to deliver predictable revenue performance to meet agreed upon sales objectives;

                           - recruit sales personnel in accordance with company's manpower plan;

                           - working with corporate management to establish the financial objectives for the U.S. sales operation for the next fiscal year (July 1 to June 30).

CONSULTANT'S WORK:         All work, recommendations, and information
                           performed by you during this agreement shall be the property of the Company;

PROPRIETARY MATERIAL:      Any materials relating to the Company or its
                           business, written, printed or otherwise shall be used by you only in the performance of your duties during your contract. All rights, title and interest in these materials remain with the Company.

NON-COMPETE:               You agree that for a period of 12 months after the
                           end of your contract, that you will not perform advisory or consulting services by any direct competitor of Authoriszor.

GOVERNING LAW:             This Contract's terms and the laws of the
                           Commonwealth of Massachusetts shall govern this agreement.

NON-ASSIGNABILITY:         This contract is a personal services agreement, and
                           therefore none of the rights or obligations of this contract may be assigned or otherwise transferred to anyone else.

Fred Sawin
March 31, 2000
Page 3


NOTICES: Either you or Authoriszor can terminate this agreement with 45 days written notice.

ENTIRE AGREEMENT:          This agreement represents the only and your entire
                           agreement.

STOCK OPTIONS:             In the event that Authoriszor Inc. and you agree to
                           change your Consulting Agreement to an Employment
                           Agreement during the term of this contract, the stock price for any Employee Stock Options that you may be granted will be at the stock price of the Authoriszor shares at the close of trading on the business day prior to the commencement date of your consulting contract.

Fred, I believe that from our discussion that this contract will meet your defined objectives and facilitate your orderly transition from your other consulting commitments in a planned and reasonable manner.

With your significant and proven sales management experience, the growing marketplace requirements for the Authoriszor solution, and the sales support that your sales operation will be provided from skilled individuals such as Ed Vasko - Director, Technology and his team, Authoriszor is looking forward to your immediate and significant contributions in assisting our U.S. sales operations and business performance.

To confirm you acceptance of this Consulting Agreement, please sign and fax a copy of this letter to me by April 1, 2000.

Yours truly,



/s/Richard A. Langevin
----------------------------
RICHARD A. LANGEVIN
PRESIDENT & CEO
Authoriszor Inc.


AGREED:                                      APPROVED:



/s/Fred Sawin                                /s/Richard A. Langevin
----------------------------                 --------------------------------
FRED SAWIN                                   RICHARD A. LANGEVIN


4/1/00                                                   4/1/00
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Date                                         Date